Exhibit 4.3

EXECUTION VERSION

CYRUSONE LP

and

CYRUSONE FINANCE CORP.

as Issuers,

CYRUSONE INC.

as Guarantor,

and

WELLS FARGO BANK, N.A.

as Trustee

3.450% SENIOR NOTES DUE 2029

SECOND SUPPLEMENTAL
INDENTURE

Dated as of December 5, 2019

TO THE INDENTURE

Dated as of December 5, 2019

	TABLE OF CONTENTS

		Page

	ARTICLE I

	RELATION TO BASE INDENTURE; DEFINITIONS; INTERPRETATION

SECTION 1.1	Relation to Base Indenture	1
SECTION 1.2	Incorporation by Reference of Trust Indenture Act	2
SECTION 1.3	Rules of Construction	2
SECTION 1.4	Definition of Terms; Interpretation	2
SECTION 1.5	Additional Definitions	3

	ARTICLE II

	THE NOTES

SECTION 2.1	Terms of the Notes	12
SECTION 2.2	Additional Notes	13
SECTION 2.3	Security Registrar and Paying Agent	14
SECTION 2.4	Certain Notes Owned by Issuers Disregarded	14

	ARTICLE III

	FORM OF THE NOTES

SECTION 3.1	Global Form	14
SECTION 3.2	Transfer and Exchange	14
SECTION 3.3	General Provisions Relating to Transfers and Exchanges	18

	ARTICLE IV

	REDEMPTION OF THE NOTES

SECTION 4.1	Optional Redemption of the Notes	19
SECTION 4.2	Notice of Redemption; Selection of the Notes	19
SECTION 4.3	Payment of the Notes Called for Redemption by the Issuers	21

	ARTICLE V

	NOTE GUARANTEE

SECTION 5.1	Note Guarantee	21
SECTION 5.2	Limitation on Guarantor Liability	22
SECTION 5.3	Execution and Delivery of Note Guarantee	22

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	ARTICLE VI

	ADDITIONAL COVENANTS

SECTION 6.1	Reports	23
SECTION 6.2	Limitations on Incurrence of Indebtedness	24
SECTION 6.3	Compliance Certificates	25

	ARTICLE VII

	REMEDIES OF THE TRUSTEE AND HOLDERS ON EVENT OF DEFAULT

SECTION 7.1	Events of Default	26
SECTION 7.2	Acceleration of Maturity; Rescission and Annulment	27
SECTION 7.3	Restoration of Rights and Remedies	27
SECTION 7.4	Control by Holders	28
SECTION 7.5	Notice of Default	28
SECTION 7.6	Cure of Default	28

	ARTICLE VIII

	CONCERNING THE TRUSTEE

SECTION 8.1	Certain Rights of Trustee	29
SECTION 8.2	Moneys Held in Trust	30
SECTION 8.3	Compensation and Reimbursement	30

	ARTICLE IX

	SUPPLEMENTAL INDENTURES

SECTION 9.1	Supplemental Indentures Without the Consent of Holders	31
SECTION 9.2	Supplemental Indentures With the Consent of Holders	32
SECTION 9.3	Effect of Supplemental Indentures	33
SECTION 9.4	Notes Affected by Supplemental Indentures	34
SECTION 9.5	Execution of Supplemental Indentures	34

	ARTICLE X

	SUCCESSOR ENTITY

SECTION 10.1	Company and the Guarantor May Consolidate on Certain Terms	34
SECTION 10.2	Successor Entity Substituted	35

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SECOND SUPPLEMENTAL INDENTURE dated as of December 5, 2019 (this “Supplemental Indenture”), among CYRUSONE LP, a Maryland limited partnership (the “Company”), CYRUSONE FINANCE CORP., a Maryland corporation (the “Co-Issuer,” and together with the Company, the “Issuers” and each an “Issuer”), CYRUSONE INC., a Maryland corporation and the sole beneficial owner and sole trustee of CyrusOne GP, which is the sole general partner of the Company (the “Guarantor,” or “Holdings”), and WELLS FARGO BANK, N.A., as trustee (the “Trustee”).

WITNESSETH:

WHEREAS, the Issuers have executed and delivered to the Trustee an Indenture, dated as of December 5, 2019 (the “Base Indenture”), providing for the issuance by the Issuers from time to time of Securities in one or more series;

WHEREAS, Section 2.1 of the Base Indenture provides for various matters with respect to any series of Securities issued under the Base Indenture to be established in an indenture supplemental to the Base Indenture;

WHEREAS, each of the Issuers and the Guarantor desires to execute this Supplemental Indenture to establish the form and to provide for the issuance of a series of the Issuers’ senior notes designated as the Issuers’ 3.450% Senior Notes due 2029 (the “Notes”), in an initial aggregate principal amount of $600,000,000;

WHEREAS, the Issuers have requested that the Trustee execute and deliver this Supplemental Indenture, and to make the Notes, when executed by the Issuers and authenticated and delivered by the Trustee, the valid and binding obligations of the Issuers; and

WHEREAS, all of the other conditions and requirements necessary to make this Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled.

NOW, THEREFORE, for and in consideration of the premises and the purchase of the series of Securities provided for herein by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of Securities of such series, as follows:

ARTICLE I

RELATION TO BASE INDENTURE; DEFINITIONS; INTERPRETATION

SECTION 1.1     Relation to Base Indenture.

This Supplemental Indenture constitutes an integral part of the Base Indenture. Notwithstanding any other provision of this Supplemental Indenture, all provisions of this Supplemental Indenture are expressly and solely for the benefit of the Holders of the Notes and any such provisions shall not be deemed to apply to any other Securities issued under the Base Indenture and shall not be deemed to amend, modify or supplement the Base Indenture for any purpose other than with respect to the Notes.

SECTION 1.2     Incorporation by Reference of Trust Indenture Act.

The following Trust Indenture Act term used in this Supplemental Indenture has the following meaning:

“obligor” on the Notes and the Note Guarantee means the Issuers and the Guarantor, respectively, and any successor obligor upon the Notes and the Note Guarantee, respectively.

SECTION 1.3     Rules of Construction.

Unless the context otherwise requires:

(1)            a term has the meaning assigned to it;

(2)            an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)            “or” is not exclusive;

(4)            “including” is not limiting;

(5)            words in the singular include the plural, and in the plural include the singular;

(6)            “will” shall be interpreted to express a command;

(7)            provisions apply to successive events and transactions; and

(8)            references to sections of or rules under the Securities Act will be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time.

SECTION 1.4     Definition of Terms; Interpretation.

For all purposes of this Supplemental Indenture, except as otherwise expressly provided for or unless the context otherwise requires:

(1)            Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Base Indenture;

(2)            To the extent a term is defined in this Supplemental Indenture and in the Base Indenture, the term defined in this Supplemental Indenture shall govern and be controlling with respect to the Notes; and

(3)            All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture as they amend or supplement the Base Indenture, and not the Base Indenture or any other document.

SECTION 1.5     Additional Definitions.

For purposes of this Supplemental Indenture and the Notes, the following terms shall have the following meanings:

“Acquired Indebtedness” means Indebtedness of a Person (a) existing at the time such Person becomes a Subsidiary or (b) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition; provided that Indebtedness of such Person that is redeemed, defeased, retired or otherwise repaid at the time of, or substantially concurrently upon consummation of, the transactions by which such Person becomes a Subsidiary will not be Acquired Indebtedness. Acquired Indebtedness shall be deemed to be Incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under the Indenture in accordance with Section 2.4 of the Base Indenture and Sections 2.2 and 6.2, as part of the same series as the Initial Notes.

“Agent” means any Securities Registrar or Paying Agent.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Authentication Order” means a written order signed in the name of the Company to the Trustee to authenticate and deliver the Notes, signed by one or more Authorized Officers of the Company.

“Capitalization Rate” means 8.00%.

“Clearstream” means Clearstream Banking, Société Anonyme.

“Co-Issuer” shall have the meaning set forth in the preamble and shall also include its successors and assigns.

“Company” shall have the meaning set forth in the preamble, and subject to the provisions of Article X, shall also include its successors and assigns.

“Comparable Treasury Issue” means the United States Treasury security selected by the Company as having a maturity comparable to the remaining term of the Notes to be redeemed (assuming, for this purpose, that the Notes matured on the Notes Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means with respect to any Redemption Date for the Notes (i) the average of four Reference Treasury Dealer Quotations for that Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Confidential Datasite” shall have the meaning set forth in Section 6.1(b).

“Consolidated EBITDA” means, for any period of time, without duplication, consolidated net income (loss) of the Guarantor and its Consolidated Subsidiaries plus amounts which have been deducted and minus amounts which have been added for, without duplication, (a) Interest Expense, (b) depreciation and amortization and other non-cash items deducted or added back in arriving at net income (loss), (c) provision for taxes based on income or profits, (d) non-recurring or other unusual items, as determined by the Company in good faith (including all prepayment penalties and all costs or fees incurred in connection with any equity financing, debt financing or amendment thereto, acquisition, disposition, recapitalization or similar transaction (regardless of whether such transaction is completed)), (e) extraordinary items, (f) noncontrolling interests, (g) the income, expense, gain or loss attributable to transactions involving derivative instruments that do not qualify for hedge accounting in accordance with GAAP, and (h) gains or losses on dispositions of depreciable real estate investments, property valuation losses and impairment charges; provided, however, that in no event will Consolidated EBITDA include (x) net income (loss) (whether pursuant to the equity method of accounting or otherwise) on account of any of the Company’s or its Consolidated Subsidiaries’ unconsolidated subsidiaries and other partially owned entities or (y) net income (loss) generated from the Company’s or its Consolidated Subsidiaries’ real property under construction or Redevelopment Properties; provided further, that all amounts for such period shall be reasonably determined by the Company in accordance with GAAP to the extent GAAP is applicable.

Consolidated EBITDA will be adjusted, without duplication, to give pro forma effect: (i) in the case of any assets having been placed in service or removed from service from the beginning of the period to the date of determination, to include or exclude, as the case may be, any Consolidated EBITDA earned or eliminated as a result of the placement of the assets in service or removal of the assets from service as if the placement of the assets in service or removal of the assets from service occurred at the beginning of the period; and (ii) in the case of any acquisition or disposition of any asset or group of assets from the beginning of the period to the date of determination, including by merger, or stock or asset purchase or sale, to include or exclude, as the case may be, any Consolidated EBITDA earned or eliminated as a result of the acquisition or disposition of those assets as if the acquisition or disposition occurred at the beginning of the period.

“Consolidated Financial Statements” means, with respect to any Person, collectively, the consolidated financial statements and notes to those financial statements, of that Person and its Consolidated Subsidiaries prepared in accordance with GAAP.

“Consolidated Subsidiary” means each Subsidiary of the Guarantor that is consolidated in the Consolidated Financial Statements for the most recent quarterly period covered in the annual or quarterly report most recently furnished to Holders or filed with the Commission, as the case may be, in accordance with Section 6.1.

“Covenant Defeasance” shall have the meaning set forth in Section 12.3.

“Default” means any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 3.2, substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes, the Depository Trust Company and any successor thereto.

“Euroclear” means Euroclear S.A./N.V., as operator of the Euroclear system.

“Event of Default” shall have the meaning set forth in Section 7.1.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Global Note” means, individually and collectively, each of the Notes in the form of a Global Security issued to the Depositary or its nominee, substantially in the form of Exhibit A.

“Guarantor” shall have the meaning set forth in the preamble, and subject to the provisions of Article X, shall also include its successors and assigns.

“Holder” means a Person in whose name a Note is registered.

“Holdings” shall have the meaning set forth in the preamble, and subject to the provisions of Article X, shall also include its successors and assigns.

“Incur” means, with respect to any Indebtedness or other obligation of any Person, to create, assume, guarantee or otherwise become liable in respect of the Indebtedness or other obligation, and “Incurrence” and “Incurred” have meanings correlative to the foregoing. Indebtedness or other obligation of the Company or any Subsidiary of the Company will be deemed to be Incurred by the Company or such Subsidiary whenever the Company or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof; provided that neither the accrual of interest nor the accretion of original issue discount will be considered to be an Incurrence of Indebtedness. Indebtedness or other obligations of a Subsidiary of the Company existing prior to the time it became a Subsidiary of the Company will be deemed to be Incurred upon such Subsidiary becoming a Subsidiary of the Company; and Indebtedness or other obligation of a Person existing prior to a merger or consolidation of such Person with the Company or any Subsidiary of the Company in which such Person is the successor to the Company or such Subsidiary will be deemed to be Incurred upon the consummation of such merger or consolidation. Any issuance or transfer of capital stock that results in Indebtedness constituting Intercompany Indebtedness being held by a Person other than the Company, the Guarantor or any Consolidated Subsidiary or any sale or other transfer of any Indebtedness constituting Intercompany Indebtedness to a Person that is not the Company, the Guarantor or any Consolidated Subsidiary, will be deemed, in each case, to be an Incurrence of Indebtedness that is not Intercompany Indebtedness at the time of such issuance, transfer or sale, as the case may be.

“Indebtedness” of the Company, the Guarantor or any Consolidated Subsidiary means, without duplication, any of the Company’s indebtedness or that of any Consolidated Subsidiary, whether or not contingent, in respect of: (a) borrowed money evidenced by bonds, notes, debentures or similar instruments whether or not such indebtedness is secured by any lien existing on property owned by the Company or any Consolidated Subsidiary; (b) indebtedness for borrowed money of a Person other than the Company, the Guarantor or a Consolidated Subsidiary which is secured by any lien on property owned by the Company, the Guarantor or any Consolidated Subsidiary, to the extent of the lesser of (i) the amount of indebtedness so secured, and (ii) the fair market value of the property subject to such lien; (c) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable; or (d) any lease of property by the Company, the Guarantor or any Consolidated Subsidiary as lessee which is reflected on the Company’s consolidated balance sheet as a finance lease in accordance with GAAP. Indebtedness also includes, to the extent not otherwise included, any obligation by the Company, the Guarantor or any Consolidated Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another Person (other than the Company or any Consolidated Subsidiary) of the type described in clauses (a)-(d) of this definition; provided that (y) the term “Indebtedness” shall not include Permitted Non-Recourse Guarantees of the Company, the Guarantor or any Consolidated Subsidiary until such time as they become primary obligations of, and payments are due and required to be made thereunder by, the Company, the Guarantor or any Consolidated Subsidiary and (z), in the case of clause (d) of this definition, the term “Indebtedness” shall not include any lease of property by such Person as lessee which is required to be reflected on such Person’s balance sheet as an operating lease in accordance with GAAP.

“Indenture” means the Base Indenture, as supplemented by this Supplemental Indenture, and as further supplemented, amended or restated.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the $600,000,000 aggregate principal amount of Notes issued under this Supplemental Indenture on the date hereof.

“Intercompany Indebtedness” means Indebtedness to which the only parties are any of the Company, the Guarantor and any Consolidated Subsidiary (including CyrusOne GP); provided, however, that with respect to any such Indebtedness of which the Company or the Guarantor is the borrower, such Indebtedness is subordinate in right of payment to the Notes.

“Interest Expense” means, for any period of time, consolidated interest expense for such period of time, whether paid, accrued or capitalized, without deduction of consolidated interest income, of the Guarantor and its Consolidated Subsidiaries, including, without duplication, or, to the extent not so included, with the addition of (a) the portion of any rental obligation in respect of any finance lease obligation allocable to interest expense in accordance with GAAP and (b) the amortization of Indebtedness discounts, but excluding prepayment penalties, in all cases as reflected in the applicable Consolidated Financial Statements. “Interest Expense” will be calculated on a pro forma basis (x) for any Indebtedness Incurred by the Company and its Subsidiaries since the first day of the applicable period and the application of proceeds therefrom and (y) the repayment or retirement of any Indebtedness by the Company and its Subsidiaries since the first day of the applicable period.

“Issuers” means, collectively, the Company and the Co-Issuer.

“Legal Defeasance” shall have the meaning set forth in Section 12.2.

“Make-Whole Premium” means, with respect to any Note redeemed before the Notes Par Call Date, the excess, if any, of (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due if such Notes matured on the Notes Par Call Date from the Redemption Date to the Notes Par Call Date (exclusive of any accrued interest) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points; over (b) 100% of the principal amount of such Note.

“Non-Recourse Indebtedness” means Indebtedness of a Subsidiary of the Company (or an entity in which the Company is the general partner or managing member) that is directly or indirectly secured by real estate assets or other real estate-related assets (including equity interests) of a Subsidiary of the Company (or entity in which the Company is the general partner or managing member) that is the borrower and is non-recourse to the Company or any Subsidiary of the Company (other than pursuant to a Permitted Non-Recourse Guarantee and other than with respect to the Subsidiary of the Company (or entity in which the Company is the general partner or managing member) that is the borrower); provided further that, if any such Indebtedness is partially recourse to the Company or any Subsidiary of the Company (other than pursuant to a Permitted Non-Recourse Guarantee and other than with respect to the Subsidiary of the Company (or entity in which the Company is the general partner or managing member) that is the borrower) and therefore does not meet the criteria set forth above, only the portion of such Indebtedness that does meet the criteria set forth above shall constitute “Non-Recourse Indebtedness.”

“Note Guarantee” means the full and unconditional Guarantee by the Guarantor in respect of the Notes as made applicable to the Notes in accordance with the provisions of Article V.

“Notes” shall have the meaning set forth in the preamble. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under the Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Notes Par Call Date” means August 15, 2029.

“Officer’s Certificate” means a certificate signed by an Authorized Officer of the Company that is delivered to the Trustee in accordance with the terms hereof. Each such certificate shall include the statements provided for in Section 14.7 of the Base Indenture, if and to the extent required by the provisions thereof. An Officer’s Certificate given pursuant to Section 6.3 shall be signed by the principal executive, financial or accounting officer of the Company, but need not contain the statements provided for in Section 14.7 of the Base Indenture.

“Outstanding” when used with reference to the Notes, means, subject to the provisions of Section 2.4, as of any particular time, all Notes theretofore authenticated and delivered by the Trustee under the Indenture, except (a) Notes theretofore canceled by the Trustee or any Paying Agent, or delivered to the Trustee or any Paying Agent for cancellation or that have previously been canceled; (b) Notes or portions thereof for the payment or redemption of which cash or Governmental Obligations in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Issuers) or shall have been set aside and segregated in trust by the Issuers (if the Issuers shall act as their own Paying Agent); provided, however, that, if such Notes or portions of such Notes are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as provided in Article IV, or provision satisfactory to the Trustee shall have been made for giving such notice; and (c) Notes in lieu of or in substitution for which other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.7 of the Base Indenture, unless the Trustee and the Issuers receive proof satisfactory to them that the replaced Note is held by a protected purchaser.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to the Depository Trust Company, shall include Euroclear and Clearstream).

“Permitted Non-Recourse Guarantees” means customary completion or budget guarantees or indemnities (including by means of separate indemnification agreements and carve-out guarantees) provided under Non-Recourse Indebtedness in the ordinary course of business by the Company or any of its Subsidiaries in financing transactions that are directly or indirectly secured by real estate assets or other real estate-related assets (including equity interests) of a Subsidiary of the Company (or an entity in which the Company is the general partner or managing member), in each case that is the borrower in such financing, but is non-recourse to the Company or any of its other Subsidiaries, except for customary completion or budget guarantees or indemnities (including by means of separate indemnification agreements or carve-out guarantees) as are consistent with customary industry practice (such as environmental indemnities and recourse triggers based on violation of transfer restrictions and other customary exceptions to nonrecourse liability).

“Person” means a corporation, an association, a partnership, a limited liability company, an individual, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Prospectus” means the base prospectus, dated May 3, 2019, included as part of a registration statement on Form S-3 under the Securities Act, filed by the Issuers and the Guarantor with the Commission on May 3, 2019 (Registration Nos. 333-231203-14, 333-231203-15 and 333-231203), as supplemented by a prospectus supplement, dated November 20, 2019, filed by the Issuers and the Guarantor with the Commission pursuant to Rule 424(b) under the Securities Act.

“Redemption Date” means, with respect to any Note or portion thereof to be redeemed in accordance with the provisions of Section 4.1, the date fixed for such redemption in accordance with the provisions of Section 4.1.

“Redemption Price” shall have the meaning set forth in Section 4.1.

“Redevelopment Property” means a property, or a distinct portion thereof, owned by the Company or a Consolidated Subsidiary (a) where the commenced leased square footage is less than 85% of the sum of net rentable square feet and redevelopment space, with reasonable adjustments to leased square footage determined in good faith by the Company, including adjustments for available power, required support space and common area and (b) that the Company reasonably characterizes as held in whole or in part for redevelopment. Notwithstanding the foregoing, any property will no longer be considered to be a “Redevelopment Property” at the point at which such property’s Consolidated EBITDA for the most recent quarterly period covered in the annual or quarterly report most recently furnished to Holders or filed with the Commission, as the case may be, in accordance with Section 6.1, prior to such time, annualized (i.e., multiplied by four (4)), capitalized at the Capitalization Rate exceeds its book value as determined in accordance with GAAP. For the avoidance of doubt, an individual parcel of property can be the site of one or more properties described in the immediately preceding sentence or Redevelopment Properties as determined in the good faith judgment of an Authorized Officer of the Guarantor.

“Reference Treasury Dealer” means each of Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC and their respective successors (provided, however, if any such firm shall cease to be a Primary Treasury Dealer, the Company will substitute another Primary Treasury Dealer) and any other primary United States Government securities dealer (a “Primary Treasury Dealer”) selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by that Reference Treasury Dealer at 3:30 p.m. (New York City time) on the third Business Day preceding that Redemption Date.

“Required Filing Dates” shall have the meaning set forth in Section 6.1.

“Secured Indebtedness” means, as of any date, that portion of Total Outstanding Indebtedness as of that date that is secured by a mortgage, trust deed, deed of trust, deeds to secure Indebtedness, pledge, security interest, assignment for collateral purposes, deposit arrangement, or other security agreement, excluding any right of setoff but including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and any other like agreement granting or conveying a security interest.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Significant Subsidiary” shall have the meaning set forth in Section 7.1.

“Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person (or a combination thereof) and (b) any partnership (i) the sole general partner or managing general partner of which is such Person or a subsidiary of such Person or (ii) the only general partners of which are such Person or one or more subsidiaries of such Person (or any combination thereof).

“Supplemental Indenture” shall have the meaning set forth in the preamble.

“Total Assets” as of any date means the sum, without duplication, of (a) Consolidated EBITDA for the most recent quarterly period covered in the annual or quarterly report most recently furnished to Holders or filed with the Commission, as the case may be, in accordance with Section 6.1, prior to such time, annualized (i.e., multiplied by four (4)), capitalized at the Capitalization Rate, (b) the undepreciated book value of the real property of the Company and the Consolidated Subsidiaries under construction and Redevelopment Property as of the end of the quarterly period used for purposes of clause (a) above, in each case as determined by the Company in good faith, and (c) for all assets of the Company and the Consolidated Subsidiaries other than the assets referred to in (a) and (b) above, the undepreciated book value as determined in accordance with GAAP (but excluding accounts receivable, non-real estate intangible assets, and right-of-use assets associated with leases of property required to be reflected as operating leases on the balance sheet of the annual or quarterly report most recently furnished to Holders or filed with the Commission, as the case may be, in accordance with Section 6.1, prior to such time). For the avoidance of doubt, (x) the assets in clause (c) of the immediately preceding sentence will include all cash and cash equivalents and the fair market value of all investments in equity securities with readily determinable fair value (but excluding all cash and cash equivalents applied to defease or discharge any indebtedness), and (y) an individual parcel of property can be the site of one or more properties, and separate portions of the same parcel of property can (i) contribute to Consolidated EBITDA in clause (a) of the immediately preceding sentence, (ii) be a Redevelopment Property or (iii) be real property under construction or land, in each case, as determined in the good faith judgment of an Authorized Officer of the Guarantor.

“Total Outstanding Indebtedness” means, as of any date, the sum, without duplication, of (a) the aggregate principal amount of all outstanding Indebtedness of the Guarantor as of that date, excluding Intercompany Indebtedness; and (b) the aggregate principal amount of all outstanding Indebtedness of the Company’s Consolidated Subsidiaries, all as of that date, excluding Intercompany Indebtedness.

“Total Unencumbered Assets” means, as of any time, the sum of (a) Unencumbered Consolidated EBITDA for the most recent quarterly period covered in the annual or quarterly report most recently furnished to Holders or filed with the Commission, as the case may be, in accordance with Section 6.1, prior to such time, annualized (i.e., multiplied by four (4)), capitalized at the Capitalization Rate, and (b) to the extent not subject to any Secured Indebtedness, the value of the assets described in clauses (b) and (c) of the definition of Total Assets; provided, however, that all investments by the Company and its Subsidiaries in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities shall be excluded from Total Unencumbered Assets to the extent that such investments would have otherwise been included (it being understood that investments in equity securities with readily determinable fair value shall not be covered by this proviso; provided, however, that such investments in equity securities with readily determinable fair value are not securing, or applied to defease or discharge, in each case as of that date, any indebtedness, including mortgages and other notes payable).

“Treasury Rate” means, with respect to any Redemption Date for the Notes, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Stated Maturity for the Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if that release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

“Trustee” shall have the meaning set forth in the preamble.

“Unencumbered Consolidated EBITDA” means, for any quarter, Consolidated EBITDA for the most recent quarterly period covered in the annual or quarterly report most recently furnished to Holders or filed with the Commission, as the case may be, in accordance with Section 6.1, prior to the time of determination, less any portion thereof attributable to any properties or assets subject to any Secured Indebtedness, as determined in good faith by the Company.

“Unsecured Indebtedness” means that portion of Total Outstanding Indebtedness that is not Secured Indebtedness.

ARTICLE II

THE NOTES

SECTION 2.1     Terms of the Notes.

Pursuant to Section 2.1 of the Base Indenture, the following terms relating to the Notes are hereby established:

(1)            The Notes shall constitute a series of Securities having the title “3.450% Senior Notes due 2029”.

(2)            The initial aggregate principal amount of the Notes is $600,000,000. There is no limit upon the aggregate principal amount of the Notes that may be authenticated and delivered under the Indenture, subject to Section 2.2 and the terms of the Base Indenture.

(3)            The entire outstanding principal of the Notes shall be payable as set forth in the Notes. The Initial Notes shall be issued at a public offering price of 99.709% of the principal amount thereof, other than any offering discounts pursuant to the initial offering and resale of the Notes. The principal amount due at the Stated Maturity and the place(s) of payment shall be as set forth in the Notes.

(4)            The rate at which the Notes shall bear interest shall be as set forth in the Notes.

(5)            The dates from which interest shall accrue, the Interest Payment Dates on which such interest will be payable and the record date for the determination of the Holders to whom interest is payable on any such Interest Payment Dates shall be as set forth in the Notes.

(6)            Not applicable.

(7)            The provisions of Article IV shall be applicable to the Notes.

(8)            Not applicable.

(9)            Not applicable.

(10)            The Notes shall be in substantially the form of Exhibit A, which is incorporated in and expressly made part of the Indenture.

(11)            Not applicable.

(12)            The Notes shall be issuable as Global Notes and the provisions of Article III shall be applicable to the Notes.

(13)            Not applicable.

(14)            Not applicable.

(15)            The different Events of Default contained in Section 7.1 shall be applicable to the Notes. The different covenants contained in Section 6.1 and 6.3 and the additional covenants contained in Section 6.2 shall be applicable to the Notes.

(16)            Not applicable.

(17)            Not applicable.

(18)            Not applicable.

(19)            Not applicable.

(20)            Not applicable.

(21)            The Notes shall be unsecured.

(22)            The information describing book-entry procedures contained in Sections 3.2 and 3.3 shall be applicable to the Notes.

(23)            The identity of the Guarantor shall be as set forth in the preamble and the terms of the Note Guarantee shall be as set forth in Article V.

(24)            Such other terms as set forth in this Supplemental Indenture shall be applicable to the Notes.

SECTION 2.2     Additional Notes.

The Issuers will be entitled, upon delivery of an Officer’s Certificate and Authentication Order and without the consent of the Holders of the Notes, subject to compliance with Section 6.2, to issue Additional Notes under the Indenture that will have identical terms to the Initial Notes issued on the date of the Indenture other than with respect to the date of issuance and, under certain circumstances, the issue price and first payment of interest thereon; provided that, if the Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, the Additional Notes will have a separate CUSIP number. All the Notes issued under this Supplemental Indenture will rank equally and ratably in right of payment and will be treated as a single series for all purposes of the Indenture. With respect to any Additional Notes, the Issuers will set forth in a resolution of its Board of Directors and an Officer’s Certificate, a copy of each of which will be delivered to the Trustee, the following information:

(1)            the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to the Indenture; and

(2)            the issue price, the issue date and the CUSIP number of such Additional Notes.

SECTION 2.3     Security Registrar and Paying Agent.

The Trustee shall initially serve as Security Registrar and Paying Agent for the Notes.

SECTION 2.4     Certain Notes Owned by Issuers Disregarded.

This Section 2.4 replaces Section 8.4 of the Base Indenture with respect to the Notes only.

In determining whether the Holders of the required principal amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver, Notes owned by the Issuers, or any other obligor upon the Notes or any affiliate of the Company or of the other obligor shall be disregarded and be considered as though not Outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Trustee knows are so owned will be so disregarded.

ARTICLE III

FORM OF THE NOTES

SECTION 3.1     Global Form.

The Notes shall initially be issued in the form of one or more permanent Global Notes. The Notes shall not be issuable in definitive form except as provided in Section 3.2(a) of this Supplemental Indenture. The Notes and the Trustee’s certificate of authentication shall be substantially in the form attached as Exhibit A hereto. The Issuers shall execute and the Trustee shall, in accordance with Sections 2.4 and 2.11 of the Base Indenture, authenticate and hold each Global Note as custodian for the Depositary. Each Global Note will represent such of the Outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of Outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of Outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of Outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee. The terms and provisions contained in the form of Note attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of the Indenture and, to the extent applicable, the Issuers and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

SECTION 3.2     Transfer and Exchange.

(a)            Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuers for Definitive Notes if:

(1)            the Issuers deliver to the Trustee written notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 90 days after the date of such notice from the Depositary; or

(2)            the Issuers in their sole discretion determine that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and deliver a written notice to such effect to the Trustee.

Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.6 and 2.7 of the Base Indenture. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 3.2 or Section 2.6 and 2.7 of the Base Indenture, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 3.2(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 3.2(c) or 3.2(d).

(b)            Legend. Any Global Note issued under this Supplemental Indenture shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 3.2 OF THE SECOND SUPPLEMENTAL INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 3.2 OF THE SECOND SUPPLEMENTAL INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.8 OF THE BASE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(c)            Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of the Indenture and the Applicable Procedures. Transfers of beneficial interests in the Global Notes will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)            Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in a Global Note. No written orders or instructions shall be required to be delivered to the Security Registrar to effect the transfers described in this Section 3.2(c)(1).

(2)            All Other Transfers of Beneficial Interests in Global Notes. In connection with all transfers of beneficial interests that are not subject to Section 3.2(c)(1) above, the transferor of such beneficial interest must deliver to the Security Registrar both:

(i)            a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)            instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in the Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 3.2(g).

(d)            Transfer and Exchange of Beneficial Interests in Global Notes for Definitive Notes. If any holder of a beneficial interest in a Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 3.2(c)(2), the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 3.2(g), and the Issuers will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 3.2(d) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Security Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

(e)            Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes. A Holder of a Definitive Note may exchange such Note for a beneficial interest in a Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to the previous paragraph at a time when a Global Note has not yet been issued, the Issuers will issue and, upon receipt of an Authentication Order, the Trustee will authenticate one or more Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(f)            Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 3.2(f), the Security Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder will present or surrender to the Security Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Security Registrar duly executed by such Holder or by his attorney, duly authorized in writing. A Holder of Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of a Definitive Note. Upon receipt of a request to register such a transfer, the Security Registrar shall register the Definitive Notes pursuant to the instructions from the Holder thereof.

(g)            Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.8 of the Base Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

SECTION 3.3      General Provisions Relating to Transfers and Exchanges.

(a)            To permit registrations of transfers and exchanges, the Issuers will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order or at the Security Registrar’s request.

(b)            No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 4.3(b) and 9.4 and Section 2.6 of the Base Indenture).

(c)            The Security Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(d)            All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under the Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(e)            This Section 3.3(e) shall replace Section 2.5(d) of the Base Indenture.

Neither the Security Registrar nor the Issuers will be required:

(1)            to issue, register the transfer of or to exchange any Note during a period beginning at the opening of business 15 days before any selection of Notes for redemption under Article IV and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all Holders of Notes to be so redeemed; or

(2)            to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(3)            to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

(f)            Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(g)           The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Sections 2.4 and 2.11 of the Base Indenture.

(h)            The transferor of any Note shall provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Code. The Trustee may rely on the information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

(i)             In connection with any proposed transfer outside the book-entry system, there shall be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Code. The Trustee may rely on the information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

ARTICLE IV

REDEMPTION OF THE NOTES

The provisions of Article III of the Base Indenture, as amended by the provisions of this Supplemental Indenture, shall apply to the Notes. Sections 3.4, 3.5 and 3.6 of the Base Indenture are not applicable to the Notes.

SECTION 4.1     Optional Redemption of the Notes.

The Issuers may redeem on any one or more occasions some or all of the Notes before they mature. The redemption price (the “Redemption Price”) will equal the sum of (1) an amount equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest up to, but not including, the Redemption Date and (2) the Make-Whole Premium; provided that, the Issuers will not redeem the Notes on any date if the principal amount of the Notes has been accelerated, and such an acceleration has not been rescinded or cured on or prior to such date. Notwithstanding the foregoing, if the Notes are redeemed on or after the Notes Par Call Date, the Redemption Price will not include the Make-Whole Premium; provided further that, if the Redemption Date falls after a record date and on or prior to the corresponding Interest Payment Date, the Issuers will pay the full amount of accrued and unpaid interest and premium, if any, due on such Interest Payment Date to the Holder of record at the close of business on the corresponding record date (instead of the Holder surrendering its Notes for redemption) and the Redemption Price shall not include accrued and unpaid interest up to, but not including, the Redemption Date.

SECTION 4.2     Notice of Redemption; Selection of the Notes.

(a)            In case the Issuers shall desire to exercise the right to redeem some or all of the Notes pursuant to Section 4.1, the Issuers shall fix a date for redemption and the Issuers, or, at the Issuers’ written request received by the Trustee not fewer than five Business Days prior (or such shorter period of time as may be acceptable to the Trustee) to the date the notice of redemption is to be sent, the Trustee, in the name of and at the expense of the Issuers, shall mail or cause to be mailed, or sent by electronic transmission a notice of such redemption not fewer than 15 calendar days nor more than 60 calendar days prior to the Redemption Date to each Holder at its last address as the same appears on the Security Register, except that notices of redemption may be mailed or sent more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Articles XI and XII with respect to the Notes. Such mailing shall be by first class mail or sent by electronic transmission. The notice, if sent in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

(b)            Each such notice of redemption shall specify: (i) the aggregate principal amount of Notes to be redeemed, (ii) the CUSIP number or numbers, if any, of the Notes being redeemed, (iii) the Redemption Date, (iv) the Redemption Price at which Notes are to be redeemed, (v) the place or places of payment and that payment will be made upon presentation and surrender of such Notes and (vi) that interest accrued and unpaid to, but excluding, the Redemption Date will be paid as specified in said notice, and that on and after said date interest thereon or on the portion thereof to be redeemed will cease to accrue. If fewer than all the Notes are to be redeemed, the notice of redemption shall identify the Notes to be redeemed (including CUSIP numbers, if any). In case any Note is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that, on and after the Redemption Date, upon surrender of such Note, a new Note or Note in principal amount equal to the unredeemed portion thereof will be issued.

(c)            On or prior to the Redemption Date specified in the notice of redemption given as provided in this Section 4.2, the Issuers will deposit with the Paying Agent (or, if the Issuers are acting as their own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.2(d) of the Base Indenture) an amount of money in immediately available funds sufficient to redeem on the Redemption Date all the Notes (or portions thereof) so called for redemption at the appropriate Redemption Price; provided that, if such payment is made on the Redemption Date, it must be received by the Paying Agent, by 11:00 a.m., New York City time, on such date. The Issuers shall be entitled to retain any interest, yield or gain on amounts deposited with the Paying Agent pursuant to this Section 4.2 in excess of amounts required hereunder to pay the Redemption Price.

(d)            If less than all of the Outstanding Notes are to be redeemed, the Trustee shall select the Notes or portions thereof of the Global Notes or the Notes in certificated form to be redeemed (in principal amounts of $2,000 and integral multiples of $1,000 in excess thereof) on a pro rata basis, by lot or by such other method the Trustee deems fair and appropriate or as required by the Depositary for the Notes. The Notes (or portions thereof) so selected for redemption shall be deemed duly selected for redemption for all purposes hereof.

SECTION 4.3     Payment of the Notes Called for Redemption by the Issuers.

(a)            If notice of redemption has been given as provided in Section 4.2 and the Trustee holds funds sufficient to pay the Redemption Price of the Notes on the Redemption Date, the Notes or portion of Notes with respect to which such notice has been given shall become due and payable on the Redemption Date and at the place or places stated in such notice at the Redemption Price, and unless the Issuers shall default in the payment of such Notes at the Redemption Price, interest on the Notes or portion of Notes so called for redemption shall cease to accrue on and after the Redemption Date and, on and after the Redemption Date (unless the Issuers shall default in the payment of the Redemption Price) such Notes shall cease to be Outstanding and cease to be entitled to any benefit or security under the Indenture, and the Holders thereof shall have no right in respect of such Notes except the right to receive the Redemption Price thereof. On presentation and surrender of such Notes at a place of payment in said notice specified, the said Notes or the specified portions thereof shall be paid and redeemed by the Issuers at the Redemption Price, together with interest accrued thereon to, but excluding, the Redemption Date.

(b)            Upon presentation of any Note redeemed in part only, the Issuers shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Issuers, a new Note or Notes, of authorized denominations, in principal amount equal to the unredeemed portion of the Notes so presented.

ARTICLE V

NOTE GUARANTEE

SECTION 5.1     Note Guarantee.

(a)            Subject to this Article  V, the Guarantor unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Supplemental Indenture or the Notes as against either of the Issuers or the obligations of the Issuers hereunder or thereunder, that:

(1)            the principal of, premium, if any, on, and interest on the Notes will be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption, repurchase or otherwise, and interest on the overdue principal of, premium on, if any, and interest on the Notes, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2)            in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantor will be obligated to pay the same immediately. The Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)            The Guarantor hereby agrees that its obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Supplemental Indenture as against either of the Issuers, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of either of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenant that the Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Supplemental Indenture.

(c)            If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or the Guarantor any amount paid by either to the Trustee or such Holder, the Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(d)            The Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. The Guarantor further agrees that, as between the Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VII for the purposes of the Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of acceleration of such obligations as provided in Article VII, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of the Note Guarantee.

SECTION 5.2     Limitation on Guarantor Liability.

The Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of the Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantor hereby irrevocably agree that the obligations of the Guarantor will be limited to the maximum amount that shall, after giving effect to such maximum amount and all other contingent and fixed liabilities of the Guarantor that are relevant under such laws, result in the obligations of the Guarantor under the Note Guarantee not constituting a fraudulent transfer or conveyance.

SECTION 5.3     Execution and Delivery of Note Guarantee.

To evidence the Note Guarantee set forth in 5.1, the Guarantor hereby agrees that this Supplemental Indenture shall be executed on behalf of the Guarantor by one of its Authorized Officers.

If an Authorized Officer whose signature is on this Supplemental Indenture no longer holds that office at the time the Trustee authenticates the Note on which the Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Supplemental Indenture on behalf of the Guarantor with respect to such Note.

ARTICLE VI

ADDITIONAL COVENANTS

This Article VI shall delete Section 4.4 of the Base Indenture with respect to the Notes only. The following additional covenants shall apply with respect to the Notes so long as any of the Notes remain Outstanding:

SECTION 6.1     Reports.

This Section 6.1 shall replace Section 5.3 of the Base Indenture.

(a)            For so long as the Notes are Outstanding and the Guarantor is subject to Section 13 or 15(d) of the Exchange Act, the Guarantor shall, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and current reports that the Guarantor is required to file with the Commission pursuant to such Section 13 or 15(d), such documents to be filed with the Commission on or prior to the respective dates (the “Required Filing Dates”) by which the Guarantor is required to file such documents. The Guarantor will be deemed to have furnished such reports to the Trustee if it has filed such reports with the Commission using the EDGAR filing system and such reports are publicly available.

(b)            For so long as the Notes are Outstanding and the Guarantor is not subject to Section 13 or 15(d) of the Exchange Act for any reason, the Guarantor shall, at its option, either (i) post on a publicly available website, (ii) post on IntraLinks or any comparable password protected online data system requiring user identification and a confidentiality acknowledgement (a “Confidential Datasite”), or (iii) deliver to the Trustee and the Holders within 15 days of the Required Filing Date that would be applicable to a non-accelerated filer at that time pursuant to applicable Commission rules and regulations, the quarterly and audited annual financial statements that would have been required to be contained in quarterly reports on Form 10-Q and annual reports on Form 10-K, respectively, had the Guarantor been subject to Section 13 or 15(d) of the Exchange Act.

(c)            Notwithstanding the foregoing, the reports and financial statements required to be provided by this Section 6.1 may be those of (i) the Guarantor or (ii) any direct or indirect parent of the Guarantor rather than those of the Guarantor; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such direct or indirect parent, on the one hand, and the information relating to the Guarantor and its Subsidiaries on a standalone basis, on the other hand.

(d)            Delivery of reports and financial statements to the Trustee under this Section 6.1 is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of the covenants thereunder (as to which the Trustee is entitled to rely conclusively on an Officer’s Certificate). The Trustee shall have no liability or responsibility for the filing, timeliness or content of any such report.

(e)            Notwithstanding anything herein to the contrary, the Guarantor shall not be deemed to have failed to comply with any provision of this Section 6.1 for purposes of Section 7.1(c) as a result of the late filing or provision of any required information or report until 90 days after the date any such information or report was due. To the extent any information is not provided within the time periods specified in this Section 6.1 and such information is subsequently provided, the Guarantor will be deemed to have satisfied its obligations with respect thereto at such time and any Default or Event of Default with respect thereto shall be deemed to have been cured.

SECTION 6.2     Limitations on Incurrence of Indebtedness.

(a)            The Company shall not, and shall not permit any of its Subsidiaries to, Incur any Indebtedness, other than Intercompany Indebtedness and guarantees of Indebtedness Incurred by the Company or any of its Subsidiaries in compliance with the Indenture, if, immediately after giving effect to the Incurrence of such Indebtedness and the application of the proceeds thereof, Total Outstanding Indebtedness would be greater than 60% of Total Assets as of the end of the fiscal quarter covered in the annual or quarterly report most recently furnished to Holders of the Notes or filed with the Commission, as the case may be, in accordance with Section 6.1, prior to such time.

(b)            The Company shall not, and shall not permit any of its Subsidiaries to, Incur any Secured Indebtedness, other than guarantees of Secured Indebtedness Incurred by the Company or any of its Subsidiaries in compliance with the Indenture, if, immediately after giving effect to the Incurrence of such Secured Indebtedness and the application of the proceeds thereof, the aggregate principal amount of Secured Indebtedness would be greater than 40% of Total Assets as of the end of the fiscal quarter covered in the annual or quarterly report most recently furnished to Holders of the Notes or filed with the Commission, as the case may be, in accordance with Section 6.1, prior to such time.

(c)            The Company shall not, and shall not permit any of its Subsidiaries to, Incur any Indebtedness other than Intercompany Indebtedness and guarantees of Indebtedness Incurred by the Company or any of its Subsidiaries in compliance with the Indenture, if the ratio of Consolidated EBITDA to Interest Expense for the most recent quarterly period covered in the annual or quarterly report most recently furnished to Holders or filed with the Commission, as the case may be, in accordance with Section 6.1, prior to such time, annualized (i.e., multiplied by four (4)) prior to the date on which such additional Indebtedness is to be Incurred shall have been less than 1.50:1.00 on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that:

(1)            such Indebtedness and any other Indebtedness Incurred by the Company and its Subsidiaries since the first day of such quarterly period and the application of the proceeds therefrom, including to refinance other Indebtedness, had occurred at the beginning of such period;

(2)            the repayment or retirement of any Indebtedness (other than Indebtedness repaid or retired with the proceeds of any other Indebtedness, which repayment or retirement shall be calculated pursuant to the preceding clause (1) and not this clause (2)) by the Company and its Subsidiaries since the first day of such quarterly period had been repaid or retired at the beginning of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such period);

(3)            in the case of Acquired Indebtedness or Indebtedness Incurred in connection with any acquisition since the first day of such quarterly period, the related acquisition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and

(4)            in the case of any acquisition or disposition of any asset or group of assets or the placement of any assets in service or removal of any assets from service by the Company or any of its Subsidiaries from the first day of such quarterly period to the date of determination, including by merger, or stock or asset purchase or sale, the acquisition, disposition, placement in service or removal from service had occurred as of the first day of such period, with appropriate adjustments to Interest Expense with respect to the acquisition, disposition, placement in service or removal from service being included in that pro forma calculation.

With respect to any calculation required to be made pursuant to the terms of the Indenture, for the avoidance of doubt any financial information for the most recent quarterly period covered in the Guarantor’s annual report most recently furnished to Holders or filed with the Commission, as the case may be, in accordance with Section 6.1, but not contained in such annual report shall be calculated by the Company based on information reasonably derived from the Guarantor’s accounting records.

(d)            The Company and its Subsidiaries shall at all times maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of Unsecured Indebtedness.

SECTION 6.3     Compliance Certificates.

This Section 6.3 shall replace Section 14.12 of the Base Indenture with respect to the Notes only.

The Company and the Guarantor shall deliver to the Trustee, within 120 days after the end of each fiscal year during which any Notes were Outstanding, a certificate by an Authorized Officer of the Company and the Guarantor stating whether or not the signers know of any Default or Event of Default under the Indenture, and, if so, specifying such Default or Event of Default and the nature and status thereof.

ARTICLE VII

REMEDIES OF THE TRUSTEE AND HOLDERS ON EVENT OF DEFAULT

Sections 7.1, 7.2 and 7.3 shall replace Section 6.1 of the Base Indenture with respect to the Notes only. Sections 7.4 and 7.5 shall replace Sections 6.6 and 7.14 of the Base Indenture, respectively, with respect to the Notes only.

SECTION 7.1     Events of Default.

“Event of Default,” wherever used herein or in the Base Indenture with respect to the Notes, means any one of the following events:

(a)            default for 30 days in the payment of any installment of interest under the Notes;

(b)            default in the payment of the principal amount or Redemption Price due with respect to the Notes, when the same becomes due and payable;

(c)            the Company fails to comply with any of its other agreements contained in the Notes or the Indenture with respect to the Notes upon receipt by the Company of notice of such default by the Trustee or by Holders of not less than 25% in aggregate principal amount of the Notes then Outstanding and the Company or the Guarantor, as applicable, fails to cure (or obtain a waiver of) such default within 90 days after the Company receives such notice;

(d)            failure to pay any Indebtedness (other than Non-Recourse Indebtedness) that is (a) of the Issuers, the Guarantor or any Subsidiary in which the Company has invested at least $75,000,000 in capital (a “Significant Subsidiary”) or any entity in which the Company is the general partner, and (b) in an outstanding principal amount in excess of $75,000,000 at final maturity or upon acceleration after the expiration of any applicable grace period, which Indebtedness (other than Non-Recourse Indebtedness) is not discharged, or such default in payment or acceleration is not cured or rescinded, within 60 days after written notice to the Company from the Trustee (or to the Company and the Trustee from Holders of at least 25% in principal amount of the Outstanding Notes);

(e)            either Issuer, the Guarantor, or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property or (iv) makes a general assignment for the benefit of its creditors; or

(f)            a court of competent jurisdiction enters an order under any Bankruptcy Law that (i) is for relief against either Issuer, the Guarantor or any Significant Subsidiary in an involuntary case, (ii) appoints a Custodian of either Issuer, the Guarantor or a Significant Subsidiary for all or substantially all of its property or (iii) orders the liquidation of either Issuer, the Guarantor or a Significant Subsidiary and the order or decree remains unstayed and in effect for 60 consecutive days.

SECTION 7.2     Acceleration of Maturity; Rescission and Annulment.

If an Event of Default with respect to the Notes at the time Outstanding occurs and is continuing (other than an Event of Default referred to in Section 7.1(e) or 7.1(f), which shall result in an automatic acceleration), then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal amount of and accrued and unpaid interest, if any, on all of the outstanding Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) and accrued and unpaid interest, if any, shall become immediately due and payable. If an Event of Default specified in Section 7.1(e) or 7.1(f) occurs, the principal of and accrued and unpaid interest, if any, on all outstanding Notes shall automatically be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after the principal amount of (and premium, if any, on) and accrued and unpaid interest on the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained by the Trustee or entered as hereinafter provided, Holders of a majority in aggregate principal amount of the Notes then Outstanding, by written notice to the Issuers and to the Trustee, may rescind and annul such declaration and its consequences, subject in all respects to Section 7.4 of this Supplemental Indenture, if: (a) the Issuers or the Guarantor have deposited with the Trustee a sum sufficient to pay all matured installments of interest upon all the Notes and the principal of (and premium, if any, on) any and all Notes that shall have become due otherwise than by acceleration and the amount payable to the Trustee under Section 8.3; (b) any and all Events of Default with respect to the Notes, other than the nonpayment of principal on (and premium, if any, on) and accrued and unpaid interest on the Notes that shall not have become due by their terms, shall have been remedied or waived as provided in Section 7.4; and (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. No such rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereon.

SECTION 7.3     Restoration of Rights and Remedies.

If the Trustee shall have proceeded to enforce any right with respect to the Notes under the Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case, subject to any determination in such proceedings, the Issuers, the Guarantor and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Issuers, the Guarantor and Trustee shall continue as though no such proceedings had been taken.

SECTION 7.4     Control by Holders.

The holders of a majority in aggregate principal amount of the Outstanding Notes, determined in accordance with Section 2.4, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however, that such direction shall not be in conflict with any rule of law or with the Indenture. Subject to the provisions of Section 7.1 of the Base Indenture, the Trustee shall have the right to refuse to follow any such direction if the Trustee in good faith shall, by a Trust Officer or officers of the Trustee, determine that the proceeding so directed, subject to the Trustee’s duties under the Trust Indenture Act or would involve the Trustee in personal liability or might be unduly prejudicial to the Holders not involved in the proceeding and may take any other action it deems proper that is not inconsistent with any such direction received from Holders. The Holders of not less than a majority in principal amount of the Outstanding Notes may on behalf of the Holders of the Notes waive any past Default hereunder with respect to the Notes and its consequences, except a Default (a) in the payment of the principal of or interest or premium, if any, on the Notes (provided, however, that the Holders of a majority in principal amount of the Outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration) or (b) in respect of a covenant or provision contained in the Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Note affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 7.5     Notice of Default.

If any Default or any Event of Default occurs and is continuing with respect to the Notes and if such Default or Event of Default is known to a Trust Officer of the Trustee, the Trustee shall send to each Holder of the Notes in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act notice of a Default or Event of Default within 90 days after it occurs, unless such Default or Event of Default has been cured; provided, however, that, except in the case of a default in the payment of principal of (or premium, if any) or interest on any Notes, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Trust Officers of the Trustee in good faith determine that withholding such notice is in the interests of the Holders of the Notes.

SECTION 7.6     Cure of Default.

Any Default or Event of Default resulting from the failure to deliver a notice, report or certificate under the Indenture shall cease to exist and be cured in all respects if the underlying Default or Event of Default giving rise to such notice, report or certificate requirement shall have ceased to exist or be cured.

ARTICLE VIII

CONCERNING THE TRUSTEE

Sections 8.1, 8.2 and 8.3 shall replace Sections 7.2, 7.5 and 7.6 of the Base Indenture, respectively, with respect to the Notes only.

SECTION 8.1     Certain Rights of Trustee.

Except as otherwise provided in Section 7.1 of the Base Indenture:

(a)            The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)            Any request, direction, order or demand of the Issuers mentioned herein shall be sufficiently evidenced by a Board Resolution of the Company or an instrument signed in the name of the Issuers by Authorized Officers of the Issuers (unless other evidence in respect thereof is specifically prescribed herein);

(c)            The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted hereunder in good faith and in reliance thereon;

(d)            The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request, order or direction of any of the Holders of the Notes pursuant to the provisions of the Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default with respect to the Notes (that has not been cured or waived), to exercise with respect to the Notes such of the rights and powers vested in it by the Indenture, and to use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

(e)            The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Indenture;

(f)            The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security, or other papers or documents, unless requested in writing so to do by the Holders of not less than a majority in principal amount of the Outstanding Notes (determined as provided in Section 2.4); provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of the Indenture, the Trustee may require indemnity satisfactory to it against such costs, expenses or liabilities as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Issuers or, if paid by the Trustee, shall be repaid by the Issuers upon demand; and

(g)            The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(h)            The Trustee shall not be deemed to have notice of any Default or Event of Default, except a payment default under Section 7.1(a) or 7.1(b), unless written notice of any event which is in fact such a Default or Event of Default is received by a Trust Officer at the Corporate Trust Office of the Trustee, and such notice references the Notes and the Indenture.

(i)            The Trustee shall not be liable for any special, indirect, punitive or consequential losses or damages (including without limitation lost profits) even if the Trustee has been advised of the possibility of such loses or damages and regardless of the form of the action.

(j)            The Trustee shall not be required to provide a bond or other security with respect to the performance of its power and duties under the Indenture.

(k)            In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under the Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

(l)            Any permissive right given to the Trustee hereunder shall not be construed as a duty.

SECTION 8.2     Moneys Held in Trust.

Subject to the provisions of Sections 11.2, 12.5, 12.6 and 12.7, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any moneys received by it hereunder except such as it may agree with the Issuers to pay thereon.

SECTION 8.3     Compensation and Reimbursement.

(a)            Each Issuer covenants and agrees to pay to the Trustee, and the Trustee shall be entitled to, such reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as the Issuers and the Trustee may from time to time agree in writing, for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and, except as otherwise expressly provided in the Indenture, the Issuers will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of the Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence and except as the Issuers and Trustee may from time to time agree in writing. Each Issuer also covenants to indemnify the Trustee (and its officers, agents, directors and employees) for, and to hold it harmless against, any loss, liability or expense incurred without negligence on the part of the Trustee as adjudicated by a court of competent jurisdiction and arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim of liability in the premises.

(b)            To secure the Issuers’ payment obligations in this Section 8.3, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of and interest on the Notes.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 7.1(e) or 7.1(f) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

The provisions of this Section 8.3 shall survive the resignation or removal of the Trustee and the termination or satisfaction of the Indenture.

ARTICLE IX

SUPPLEMENTAL INDENTURES

Article IX shall replace Article IX of the Base Indenture with respect to the Notes only.

SECTION 9.1     Supplemental Indentures Without the Consent of Holders.

Notwithstanding Section 9.2 of this Supplemental Indenture, the Issuers, the Guarantor and the Trustee may, from time to time, and at any time enter into an indenture or indentures supplemental hereto (which shall comply with the provisions of the Trust Indenture Act as then in effect) without the consent of the Holders of the Notes hereto for one or more of the following purposes:

(a)            to cure any ambiguity, defect or inconsistency in the Indenture or the Notes;

(b)            to evidence a successor to the Company or Co-Issuer as obligor or to the Guarantor as guarantor under the Indenture;

(c)            to make any change that does not adversely affect the interests of the Holders of Notes;

(d)            to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture;

(e)            to provide for the acceptance of appointment of a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee;

(f)            to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, or to comply with the requirements of the Depositary;

(g)           to provide for uncertificated Notes in addition to or in place of certificated Notes;

(h)           to reflect the release of the Guarantor as guarantor, in accordance with the Indenture;

(i)            to reflect the release of Co-Issuer as an Issuer;

(j)            to secure the Notes (or to release collateral previously added pursuant to this clause);

(k)            to add guarantors with respect to the Notes (or to release guarantors previously added pursuant to this clause); and

(l)            to conform the text of the Indenture, the Guarantee or the Notes to any provision of the description thereof set forth in the Prospectus to the extent that such provision in the Prospectus was intended to be a verbatim recitation of a provision of the Indenture, such Note Guarantee or the Notes (which intent will be established by an Officer’s Certificate delivered by the Company to the Trustee).

The Trustee is hereby authorized to join with the Issuers and the Guarantor in the execution of any such supplemental indenture, and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture that affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 9.1 may be executed by the Issuers, the Guarantor and the Trustee without the consent of the Holders of any of the Notes at the time Outstanding, notwithstanding any of the provisions of Section 9.2.

SECTION 9.2     Supplemental Indentures With the Consent of Holders.

With the consent (evidenced as provided in Section 8.1 of the Base Indenture, which may include consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes) of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding, the Issuers, when authorized by a Board of Resolution of the Company, the Guarantor and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto (which shall comply with the provisions of the Trust Indenture Act as then in effect) for the purpose of adding any provisions to or changing in any manner or eliminating (or waiving any past default or compliance with) any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner not covered by Section 9.1 the rights of the Holders of the Notes under the Indenture; provided that no such supplemental indenture shall, without the consent of each Holder of Notes then Outstanding and affected thereby:

(a)            reduce the principal amount of the Notes whose Holders must consent to an amendment or waiver;

(b)            reduce the rate of or extend the time for payment of interest (including default interest) on the Notes;

(c)            reduce the principal of or premium, if any, on or change the Stated Maturity of the Notes;

(d)            waive a Default in the payment of the principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then Outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(e)            make the principal of or premium, if any, or interest on the Notes payable in any currency other than that stated in the Notes;

(f)            make any change in Sections 4.1 and 6.4 of the Base Indenture or Sections 7.4 or 9.2(f) (this sentence);

(g)            waive a redemption payment with respect to the Notes; or

(h)            release the Guarantor other than as provided in the Indenture.

The Trustee is hereby authorized to join with the Issuers and the Guarantor in the execution of any such supplemental indenture, and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture that affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise.

It shall not be necessary for the consent of the Holders of the Notes under this Section 9.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

SECTION 9.3     Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture pursuant to the provisions of this Article IX or of Section 10.2, the Indenture shall, with respect to the Notes, be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under the Indenture of the Trustee, the Issuers, the Guarantor and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of the Indenture for any and all purposes.

SECTION 9.4     Notes Affected by Supplemental Indentures.

Notes affected by a supplemental indenture, authenticated and delivered after the execution of such supplemental indenture pursuant to the provisions of this Article IX or of Section 10.2, may bear a notation in form approved by the Issuers as to any matter provided for in such supplemental indenture. If the Issuers shall so determine, new Notes so modified as to conform, in the opinion of the Board of Directors, to any modification of the Indenture contained in any such supplemental indenture may be prepared by the Issuers, authenticated by the Trustee and delivered in exchange for the Notes then Outstanding.

SECTION 9.5     Execution of Supplemental Indentures.

Upon the request of the Issuers, accompanied by a Board Resolution of the Company authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of the Holders of the Notes required to consent thereto as aforesaid, the Trustee shall join with the Issuers in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental indenture. The Trustee, subject to the provisions of Section 7.1 of the Base Indenture, may receive, in addition to the documents required by Section 14.7(a) of the Base Indenture, an Officer’s Certificate or an Opinion of Counsel stating that and as conclusive evidence that any supplemental indenture executed pursuant to this Article IX is authorized or permitted by, and conforms to, the terms of this Article IX and that it is proper for the Trustee under the provisions of this Article IX to join in the execution thereof; provided, however, that such Officer’s Certificate or Opinion of Counsel need not be provided in connection with the execution of a supplemental indenture that establishes the terms of a series of Securities pursuant to Section 2.1 of the Base Indenture.

Promptly after the execution by the Issuers and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Issuers shall transmit by electronic transmission, a notice, setting forth in general terms the substance of such supplemental indenture, to the Holders of the Notes affected thereby as their names and addresses appear upon the Security Register. Any failure of the Issuers to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

ARTICLE X

SUCCESSOR ENTITY

This Article X shall replace Article X of the Base Indenture with respect to the Notes only.

SECTION 10.1     Company and the Guarantor May Consolidate on Certain Terms.

The Company and the Guarantor may consolidate with, or sell, lease or convey all or substantially all of their respective assets to, or merge with or into, any other entity; provided that the following conditions are met:

(a)            the Company or the Guarantor, as the case may be, shall be the continuing entity, or the successor entity (if other than the Company or the Guarantor, as the case may be) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall expressly assume payment of the principal of and interest on all of the Notes and the due and punctual performance and observance of all of the covenants and conditions in the Indenture;

(b)            immediately after giving effect to such transaction, no Event of Default or Default shall have occurred and be continuing; and

(c)            an Officer’s Certificate and Opinion of Counsel shall be delivered to the Trustee, in each case, stating that all conditions precedent promised for in the Indenture relating to such consolidation, sale, lease, conveyance or merger have been complied with and that such consolidation, sale, lease, conveyance or merger complies with the provisions of the Indenture.

SECTION 10.2     Successor Entity Substituted.

(a)            In case of any such consolidation, merger, sale, conveyance, transfer or other disposition and upon the assumption by the successor entity by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the obligations set forth under Section 10.1 on all of the Notes Outstanding, such successor entity shall succeed to and be substituted for the applicable Issuer or the Guarantor with the same effect as if it had been named as such Issuer or the Guarantor herein, and thereupon the predecessor entity shall be relieved of all obligations and covenants under the Indenture and the Notes.

(b)            In case of any such consolidation, merger, sale, conveyance, transfer or other disposition, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

(c)            Nothing contained in this Article X shall require any action by the applicable Issuer or the Guarantor in the case of a consolidation or merger of any Person into such Issuer or the Guarantor where such Issuer or the Guarantor is the survivor of such transaction, or the acquisition by such Issuer or the Guarantor, by purchase or otherwise, of all or any part of the property of any other Person (whether or not affiliated with such Issuer or the Guarantor).

ARTICLE XI

SATISFACTION AND DISCHARGE

This Article XI shall replace Article XI of the Base Indenture with respect to the Notes only.

SECTION 11.1     Satisfaction and Discharge.

The Indenture shall be discharged and shall cease to be of further effect as to all Notes issued hereunder, when:

(a)            either:

(1)            all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the Trustee for cancellation; or

(2)            all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuers or the Guarantor have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. Dollars, Governmental Obligations, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal of, premium on, if any, and interest on, the Notes to the Stated Maturity or the Redemption Date;

(b)            in respect of subclause (2) of clause (a) of this Section 11.1, no Event of Default has occurred and is continuing on the date of the deposit (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of liens to secure such borrowings);

(c)            the Issuers or the Guarantor have paid or caused to be paid all sums payable by it under the Indenture; and

(d)            the Issuers have delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at Stated Maturity or on the Redemption Date, as the case may be.

In addition, the Company must deliver an Officer’s Certificate to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of the Indenture, if money has been deposited with the Trustee pursuant to subclause (2) of clause (a) of this Section 11.1, the provisions of Sections 11.2 and 12.6 will survive. In addition, nothing in this Section 11.1 will be deemed to discharge those provisions of Section 8.3, that, by their terms, survive the satisfaction and discharge of the Indenture.

SECTION 11.2     Application of Trust Money.

Subject to the provisions of Section 12.6, all money deposited with the Trustee pursuant to Section 11.1 shall be held in trust and applied by it, in accordance with the provisions of the Notes and the Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as their own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of, premium on, if any, and interest on the Notes for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Governmental Obligations in accordance with Section 11.1 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ and the Guarantor’s obligations under the Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.1; provided that, if the Issuers have made any payment of principal of, premium on, if any, or interest on any Notes because of the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Governmental Obligations held by the Trustee or Paying Agent.

ARTICLE XII

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

This Article XII shall replace Article XII of the Base Indenture with respect to the Notes only.

SECTION 12.1     Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuers may at any time, at the option of the Board of Directors of the Company evidenced by a Board Resolution set forth in an Officer’s Certificate, elect to have either Section 12.2 or 12.3 be applied to all Outstanding Notes upon compliance with the conditions set forth below in this Article XII.

SECTION 12.2     Legal Defeasance and Discharge.

Upon the Issuers’ exercise under Section 12.1 of the option applicable to this Section 12.2, the Issuers and the Guarantor will, subject to the satisfaction of the conditions set forth in Section 12.4, be deemed to have been discharged from their obligations with respect to all Outstanding Notes (including the Note Guarantee) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuers and the Guarantor will be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Notes (including the Note Guarantee), which will thereafter be deemed to be Outstanding only for the purposes of Section 12.5 and the other Sections of the Indenture referred to in clauses (a) and (b) below, and to have satisfied all their other obligations under such Notes, the Note Guarantee and the Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(a)            the rights of Holders of Outstanding Notes to receive payments in respect of the principal of, premium on, if any, or interest on such Notes when such payments are due from the trust referred to in Section 12.4;

(b)            the Issuers’ obligations with respect to such Notes under Article II and Section 4.2 of the Base Indenture;

(c)            the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers’ and the Guarantor’s obligations in connection therewith; and

(d)            this Article XII.

Subject to compliance with this Article XII, the Issuers may exercise their option under this Section 12.2 notwithstanding the prior exercise of their option under Section 12.3.

SECTION 12.3     Covenant Defeasance.

Upon the Issuers’ exercise under Section 12.1 of the option applicable to this Section 12.3, the Issuers and the Guarantor will, subject to the satisfaction of the conditions set forth in Section 12.4, be released from each of their obligations under the covenants contained in Article VI and Article X and any additional covenants specified in any Board Resolution or indenture supplemental hereto with respect to the Notes on and after the date the conditions set forth in Section 12.4 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not Outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed Outstanding for all other purposes hereunder (it being understood that such Notes will not be deemed Outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the Outstanding Notes and the Note Guarantee, the Issuers and the Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant and any additional covenants specified in any Board Resolution or indenture supplemental hereto, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 7.1 with respect to the Outstanding Notes, but, except as specified above, the remainder of the Indenture and such Notes and the Note Guarantee shall be unaffected thereby.

SECTION 12.4     Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 12.2 or 12.3:

(1)            the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, Governmental Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, premium on, if any, and interest on, the Outstanding Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be, and the Issuers must specify whether the Notes are being defeased to such stated date for payment or to a particular Redemption Date;

(2)            in the case of an election under Section 12.2, the Issuers must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

(A)            the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling; or

(B)            since the date of the Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)            in the case of an election under Section 12.3, the Issuers must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)            no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of liens to secure such borrowings);

(5)            such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which either Issuer or the Guarantor is a party or by which either Issuer or the Guarantor is bound; and

(6)            the Issuers must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 12.5     Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 12.6, all cash and Governmental Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 12.4 in respect of the Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and the Indenture, to the payment, either directly or through any Paying Agent (including any Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuers will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Governmental Obligations deposited pursuant to Section 12.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

Notwithstanding anything in this Article XII to the contrary, the Trustee shall deliver or pay to the Issuers from time to time upon Company Request any cash or Governmental Obligations held by it as provided in Section 12.4 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 12.4(1)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 12.6     Repayment to Issuers.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium on, if any, or interest on any Notes and remaining unclaimed for two years after such principal, premium, if any, or interest, has become due and payable shall be paid to the Issuers on their request or (if then held by the Issuers) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

SECTION 12.7     Reinstatement.

If the Trustee or Paying Agent is unable to apply any cash or Governmental Obligations in accordance with Section 12.2 or 12.3, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ and the Guarantor’s obligations under the Indenture and the Notes and the Note Guarantee shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.2 or 12.3 until such time as the Trustee or Paying Agent is permitted to apply all such cash or Governmental Obligations in accordance with Section 12.2 or 12.3, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium on, if any, or interest on any Note following the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the cash or Governmental Obligations held by the Trustee or Paying Agent.

ARTICLE XIII

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

This Section 13.1 replaces Section 13.1 of the Base Indenture with respect to the Notes only.

SECTION 13.1     No Recourse.

No recourse under or upon any obligation, covenant or agreement of the Indenture, or of the Notes, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future as such, of either Issuer or the Guarantor or any of their respective affiliates or Subsidiaries or of any predecessor or successor Person, either directly or through such Issuer or Guarantor or any of their respective affiliates or Subsidiaries or any such predecessor or successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that the Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors as such, of such Issuer or Guarantor or any of their respective affiliates or Subsidiaries or of any predecessor or successor Person, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in any of the Notes or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in any of the Notes or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of the Indenture and the issuance of the Notes.

ARTICLE XIV

MISCELLANEOUS PROVISIONS

SECTION 14.1     Effect on Successors and Assigns.

All the covenants, stipulations, promises and agreements in this Supplemental Indenture made by or on behalf of the Issuers or the Guarantor shall bind their successors and assigns, whether so expressed or not. All the covenants, stipulations, promises and agreements in this Supplemental Indenture made by or on behalf of the Trustee shall bind its successors and assigns, whether so expressed or not.

SECTION 14.2     Actions by Successor.

Any act or proceeding by any provision of this Supplemental Indenture authorized or required to be done or performed by any board, committee or officer of the Issuers or the Guarantor shall and may be done and performed with like force and effect by the corresponding board, committee or officer of any Person that shall at the time be the lawful successor of such Issuer or the Guarantor.

SECTION 14.3     Notices.

Any notice or communication by the Issuers, the Guarantor or the Trustee to the other is duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery to the others’ address:

If to the Issuers or the Guarantor:

CyrusOne Inc.

2101 Cedar Springs Road, Suite 900

Dallas, TX 75201

Facsimile No.: (972) 499-3490

Attention: Chief Financial Officer

With a copy to:

Cravath, Swaine & Moore

825 Eighth Avenue

New York, New York 10019

Facsimile No.: (212) 474-3700

Attention: William V. Fogg, Esq. and Michael E. Mariani, Esq.

If to the Trustee:

Wells Fargo Bank, N.A.

150 East 42nd Street, 40th Floor

New York, NY 10017

Facsimile No.: 917-260-1593

Attention: Corporate Trust Services

The Company, the Guarantor or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when sent, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder, when the Notes are in the form of Definitive Notes, will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Security Registrar. Any notice or communication to a Holder, when the Notes are in the form of Global Notes, will be sent pursuant to Applicable Procedures. Any notice or communication will also be so sent to any Person described in the Trust Indenture Act Section 313(c), to the extent required by the Trust Indenture Act if the Indenture is then qualified thereunder. Failure to send a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed or otherwise sent in the manner provided above within the time prescribed, it is duly given, regardless of whether or not the addressee receives it.

If the Issuers mail a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

SECTION 14.4     Governing Law/Waiver of Jury Trial.

This Supplemental Indenture, the Notes and the Note Guarantee shall be governed by, and construed in accordance with, the internal law of the State of New York without regard to conflict of principles that would result in the application of any law other than the law of the State of New York. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

SECTION 14.5     Conflict with Trust Indenture Act.

If and to the extent that any provision of this Supplemental Indenture limits, qualifies, or conflicts with any provision of the Trust Indenture Act, such Trust Indenture Act provision shall control.

SECTION 14.6     Counterparts.

This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture of signature pages thereof by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original instrument for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 14.7     Severability.

In case any one or more of the provisions contained in this Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the Notes, but this Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 14.8     The Trustee.

The Trustee accepts the trusts created by the Indenture, and agrees to perform the same upon the terms and conditions of the Indenture. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution thereof by the Company. The recitals contained herein shall be taken as the statements solely of the Company, and the Trustee assumes no responsibility for the correctness thereof. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), excluding any creditor relationship listed in Trust Indenture Act Section 311(b), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor). If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the Indenture.

SECTION 14.9     Ratifications.

The Base Indenture, as amended, modified or supplemented by this Supplemental Indenture, is in all respects ratified and confirmed. The Indenture shall be read, taken and construed as one and the same instrument. All provisions included in this Supplemental Indenture with respect to the Notes supersede any conflicting provisions included in the Base Indenture unless not permitted by law. The Trustee accepts the trusts created by the Indenture, and agrees to perform the same upon the terms and conditions of the Indenture.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed by all as of the day and year first written above.

CYRUSONE LP

By:	CyrusOne GP, as the sole general partner

By:	CyrusOne Inc., as the sole trustee

By:	/s/ Diane M. Morefield
Name: Diane M. Morefield
Title: Executive Vice President and Chief Financial Officer

CYRUSONE FINANCE CORP.

By:	/s/ Diane M. Morefield
Name: Diane M. Morefield
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Second Supplemental Indenture (2029 Notes)]

GUARANTOR:

CYRUSONE INC.

By:	/s/ Diane M. Morefield
	Name:	Diane M. Morefield
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Second Supplemental Indenture (2029 Notes)]

TRUSTEE:

WELLS FARGO BANK, N.A.

By:	/s/ Patrick Giordano
Name: Patrick Giordano
Title: Vice President

[Signature Page to Second Supplemental Indenture (2029 Notes)]

EXHIBIT A

CYRUSONE LP

 CYRUSONE FINANCE CORP.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 3.2 OF THE SECOND SUPPLEMENTAL INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 3.2 OF THE SECOND SUPPLEMENTAL INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.8 OF THE BASE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CYRUSONE LP

 CYRUSONE FINANCE CORP.

3.450% NOTES DUE 2029

Certificate No. [__________]

CUSIP No.: [__________]

ISIN: [__________]

$[__________]

CYRUSONE LP, a Maryland limited partnership (the “Company”) and CYRUSONE FINANCE CORP., a Maryland corporation (the “Co-Issuer,” and together with the Company, the “Issuers”), for value received hereby promise to pay to Cede & Co., or its registered assigns, the principal sum of [__________] MILLION DOLLARS ($__________])[, or such lesser amount as is set forth in the Schedule of Exchanges of Interests in the Global Note on the other side of this Note,] on November 15, 2029 at the office or agency of the Issuers maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest semi-annually in arrears on May 15 and November 15 of each year, commencing May 15, 2020, on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 3.450%, from May 15 or November 15, as the case may be, next preceding the date of this Note to which interest has been paid or duly provided for, unless no interest has been paid or duly provided for on the Notes, in which case from December 5, 2019, until payment of said principal sum has been made or duly provided for. The Issuers shall pay interest to Holders of record on the May 1 or November 1 immediately preceding the applicable May 15 or November 15 interest payment date, respectively, in accordance with the terms of the Indenture. The Issuers shall pay interest on any Notes in certificated form by check mailed to the address of the Person entitled thereto; provided, however, that a Holder of any Notes in certificated form in the aggregate principal amount of more than $2,000,000 may specify by written notice to the Issuers that it pay interest by wire transfer of immediately available funds to the account in the United States specified by the Holder in such notice, or on any Global Notes by wire transfer of immediately available funds to the account of the Depositary or its nominee.

Interest on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

Reference is made to the further provisions of this Note set forth on the reverse hereof and the Indenture governing this Note. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually or by facsimile by the Trustee or a duly authorized authenticating agent under the Indenture.

IN WITNESS WHEREOF, the Issuers have caused this Note to be duly executed.

Dated: [__________], 20[____]

CYRUSONE LP By: CyrusOne GP, as the sole general partner By: CyrusOne Inc., as the sole trustee
By:
Name:
Title:

CYRUSONE FINANCE CORP.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-named Indenture. Dated: [__________], 20[____]

WELLS FARGO BANK, N.A., as the Trustee

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF NOTE]

CYRUSONE LP

 CYRUSONE FINANCE CORP.

3.450% NOTES DUE 2029

1.            Notes.

This Note is one of a duly authorized issue of Securities of the Issuers, designated as its 3.450% Notes due 2029 (herein called the “Notes”), issued under and pursuant to an Indenture dated as of December 5, 2019 (herein called the “Base Indenture”), among the Issuers and Wells Fargo Bank, N.A., as trustee (herein called the “Trustee”), as supplemented by the Second Supplemental Indenture, dated as of December 5, 2019 (herein called the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), among the Issuers, the Guarantor and the Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuers and the Holders of the Notes. Capitalized terms used but not otherwise defined in this Note shall have the respective meanings set forth in the Indenture.

2.            No Sinking Fund.

The Notes are not subject to redemption through the operation of any sinking fund.

3.            Optional Redemption.

The Issuers may redeem on any one or more occasions some or all of the Notes before they mature. The Redemption Price will equal the sum of (1) an amount equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest up to, but not including, the Redemption Date and (2) the Make-Whole Premium. Notwithstanding the foregoing, if the Notes are redeemed on or after August 15, 2029, the Redemption Price will not include the Make-Whole Premium.

4.            Notice of Redemption.

In case the Issuers shall desire to exercise the right to redeem some or all of the Notes, the Issuers shall fix a date for redemption and the Issuers, or, at the Issuers’ written request received by the Trustee not fewer than five Business Days prior (or such shorter period of time as may be acceptable to the Trustee) to the date the notice of redemption is to be sent, the Trustee in the name of and at the expense of the Issuers, shall mail or cause to be mailed, or sent by electronic transmission a notice of such redemption not fewer than 15 calendar days nor more than 60 calendar days prior to the Redemption Date to each Holder at its last address as the same appears on the Security Register, except that notices of redemption may be mailed or sent more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Articles XI and XII of the Indenture with respect to the Notes.

5.            Acceleration Upon Event of Default.

The Events of Default relating to the Notes are set forth in Section 7.1 of the Supplemental Indenture. If an Event of Default (other than an Event of Default specified in Sections 7.1(e) or 7.1(f) of the Supplemental Indenture) occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all Notes may be declared to be due and payable by either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding, and, upon said declaration the same shall be immediately due and payable. If an Event of Default specified in Sections 7.1(e) or 7.1(f) of the Supplemental Indenture occurs with respect to the Issuers, the principal of and premium, if any, and interest accrued and unpaid on all the Notes shall be immediately and automatically due and payable without necessity of further action.

6.            Amendment and Modification.

The Indenture contains provisions permitting the Issuers and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Notes, subject to exceptions set forth in Section 9.2 of the Supplemental Indenture. Subject to the provisions of the Indenture, the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding may, on behalf of the Holders of all of the Notes, waive any past default or Event of Default, subject to exceptions set forth in the Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall impair, as among the Issuers and the Holder of the Notes, the obligation of the Issuers, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the place, at the respective times, at the rate and in the coin or currency prescribed herein and in the Indenture.

7.            Denominations, Transfer, Exchange.

The Notes are issuable in fully registered form, without coupons, in denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. At the office or agency of the Issuers referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of any other authorized denominations.

8.            Persons Deemed Owners.

The registered Holder of a Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.

9.            No Recourse.

No recourse under or upon any obligation, covenant or agreement of the Indenture, or of the Notes, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future as such, of either Issuer or the Guarantor or any of their respective affiliates or Subsidiaries or of any predecessor or successor Person, either directly or through such Issuer or Guarantor or any of their respective affiliates or Subsidiaries or any such predecessor or successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that the Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors as such, of such Issuer or Guarantor or any of their respective affiliates or Subsidiaries or of any predecessor or successor Person, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in any of the Notes or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in any of the Notes or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of the Indenture and the issuance of the Notes.

10.            Governing Law.

The Supplemental Indenture, this Note and the Note Guarantee will be governed by, and construed in accordance with the internal law of the State of New York without regard to conflict of principles that would result in the application of any law other than the law of the State of New York.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint ______________________________________________________________to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date: ______________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*: __________________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in principal amount at maturity of this Global Note	Amount of increase in principal amount at maturity of this Global Note	Principal amount at maturity of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*            This schedule should be included only if the Note is issued in global form.